UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2005

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws

In connection with the transaction reported under Item 8.01 below, a portion of the cash component of the consideration was paid as a special distribution on the 957,656 units issued.  A provision was added to the special distributions section of the Third Amended and Restated Partnership Agreement of Kinder Morgan Energy Partners, L.P. (the "Partnership") on April 29, 2005 to provide for such one time special distribution.  A copy of the amendment is furnished herewith as Exhibit 99.1.

Item 8.01

Other Events

On April 29, 2005, the Partnership completed the acquisition of seven bulk terminal operations from Trans-Global Solutions, Inc. for approximately $245 million, consisting of approximately $184 million in cash and 957,656 units representing limited partner interests of the Partnership at closing, and an additional $15 million in units to be paid two years after closing.  All of the acquired assets are located in Texas, and include facilities at the Port of Houston, the Port of Beaumont and the TGS Deepwater Terminal located on the Houston Ship Channel.

Item 9.01

Financial Statements and Exhibits

The following material is furnished pursuant to Item 5.03 as an exhibit to this Current Report on Form 8-K.

(c)  Exhibits

Exhibit

Number

Description

99.1

Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:

KINDER MORGAN G.P., INC.,

its general partner

By:

KINDER MORGAN MANAGEMENT, LLC,

its delegate

Dated: May 2, 2005	By:	/s/ Joseph Listengart
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit

Number

Description

99.1

Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P.